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                                                                Exhibit 10.16

                       DATED               DECEMBER, 1997
                       ----------------------------------

                        ALLEN-MARTIN CONSERVATION LIMITED
                                       to
                         ANTHRA PHARMACEUTICALS LIMITED

                      Counterpart/

                                   UNDERLEASE
                                   ----------
                                       of
                     Suite B Second Floor Premises known as
                       The Malt House, Malt House Square,
                      Princes Risborough, Buckinghamshire.
                      ------------------------------------

                                  Nightingales,
                               12 St. John Street,
                               Manchester, M3 4DX.
                               -------------------
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      THIS UNDERLEASE made the ____ day of December 1997 BETWEEN ALLEN-MARTIN
CONSERVATION LIMITED (hereinafter called "the Landlord") whose Registered Office is at Vulcan House Oxford Street Bilston West Midlands and ANTHRA
PHARMACEUTICALS LIMITED (hereinafter called "the Tenant") of The Malthouse, Malthouse Square, Princess Risborough, Bucks, HP27 9AB.

      WITNESSETH as follows:-

      1. IN these presents except as otherwise provided or where the context requires:-

"the Landlord"          includes the reversioner for the time being immediately
                        expectant on the determination on the term created;


"the Tenant"            includes the successors in title of the Tenant and where
                        more than one person is party hereto as tenant includes all or other or any of such persons and their liability in respect of the obligations on the part of the Tenant contained or implied herein shall be joint and several;

"the Head Lease"        means a Lease dated 29th September 1988 made between
                        Joyce & Co. Builders (Crowell Hill) Limited and
                        Allen-Martin Conservation Limited;

"the Term"              means the term of three years commencing on the date
                        hereof;

"the Service Charge"    means the service charge payable by the Landlord
                        pursuant to the terms of the Head Lease;

"Schedule of Condition" means the state and condition of the Demised Premises contained in the Schedule of Photographs dated 28th
                        November 1997 and set out in the Fifth Schedule.
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      2.1. In consideration of the rents and the Tenant's covenants hereinafter reserved and contained the Landlord HEREBY DEMISES unto the Tenant ALL THOSE the premises more particularly described in the First Schedule hereto (hereinafter called "the Demised Premises") forming part of the second floor of the building known as The Malt House Church Square Princes Risborough Buckinghamshire and comprised in the Head Lease (shown edged green on the plan attached thereto and hereinafter referred to as "the Landlord's Premises") TOGETHER WITH the Landlord's fixtures and fittings in and about the Demised Promises TOGETHER WITH the rights set out in the Second Schedule hereto but not including any right or easement unless the same be expressly herein referred to AND EXCEPT AND RESERVED as stated in the Third Schedule hereto TO HOLD the same unto the Tenant from the date hereof for the Term YIELDING AND PAYING to the Landlord therefor Firstly the yearly rent of Seventeen thousand nine hundred and eighty-five pounds ((pound)17,985.00) such rent to be paid by equal quarterly payments in advance (whether demanded or not) the first of such payments (or a proportionate part thereof) for the period from the date of commencement of the said Term to the
[     ] next following having been made prior to the execution hereof and
thereafter on the [     ] in each year and Secondly as additional rent a service
charge in respect of the Demised Premises equivalent to 67% of the Service Charge SUBJECT TO the covenants restrictions, conditions, stipulations and matters referred to in the Head Lease and all covenants restrictions, conditions, stipulations and matters (if any) affecting the freehold and to all rights and easements or reputed easements appertaining to any of the neighbouring property or which may be necessary or convenient for the enjoyment thereof.

      3. THE Tenant HEREBY COVENANTS with the Landlord as follows:-


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      3.1. To pay the rents reserved at the times and in the reader aforesaid without any deduction, counterclaim or abatement and without exercising any right of set off whatsoever together with Value Added Tax where appropriate.

      3.2. To pay a sum equal to 67% of all existing and future rates, taxes and other outgoings whatsoever payable in respect of the Landlord's Premises or the ownership or occupation thereof as rent together with Value Added Tax where appropriate.

                3.2.1. to pay to the relevant suppliers all charges for electricity, gas, telephone water and other services supplied to the Demised Premises;

                3.2.2. to pay to the Landlord on demand 67% of the cost of all charges for electricity, gas, water and other services (if any) billed to the Landlord in respect of the Landlord's Premises and not under clause 3.3.1 hereof or under the terms of the Lease of Suite A of the Landlord's Premises.

      3.4. At all times during the said Term to maintain the interior of the Demised Premises and every part thereof and the decoration thereof and all additions thereto and the Landlord's fixtures and fittings therein including (but without prejudice to the generality of the foregoing) all windows, window frames, doors, door frames, door furniture, plate glass and the sanitary and water apparatus therein and the pipes, wires, ducts, fittings and cables connected with or relating to the service of gas, electricity or any other service in the Demised Premises and outside the Demised Premises so far as the said pipes, wires, ducts, cables and fittings serve only the Demised Premises in the state and condition they were in at the commencement of the Term as evidenced by the Schedule of Condition annexed.


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      3.5. Not to pull down, cut, alter or injure any of the main walls, foundations, footing lintels or external appearance or floor or ceilings of the Demised Premises or make any additions thereto or suffer any waste, spoil or destruction in or upon the Demised Premises and not to alter or in any matter interfere with the internal arrangement or construction of the Demised Premises PROVIDED THAT the Tenant shall be entitled to place in the Demised Premises non-structural demountable partitioning and at the expense of the Tenant to remove any erections, additions or alterations that are so made and in all such cases the Tenant will at his own expense make good all damage caused by such removal, demolition or other work and restore all parts of the Demised Premises affected thereby to a state of good repair and condition.

      3.6. Not to do anything which may in any manner weaken the structure of the Demised Premises or which may depreciate the letting value of the Demised Premises or at any time block up, darken, obstruct or obscure any external doorway, passage, windows, light grating or opening belonging to the Demised Premises or permit any new window, light opening or other encroachment or easement to be made into against or upon the Demised Premises or anything which may be or grow to the damage, annoyance or inconvenience to the Landlord or adjoining occupier of premises and at the request of the Landlord to adopt such means as may in the opinion of the Landlord be expedient for preventing any such encroachment or the acquisition of any such easement on or over the Demised Premises.

      3.7. At all times to keep in the Demised Premises in a prominent and easily accessible place or places and at a height convenient for ease of handling fire extinguishers of a type or types and in quantity to satisfy the recommendations of the Chief Fire Offices of the local authority and throughout the Term to maintain such fire extinguishers in good order and to have the same tested as often as may

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be necessary by fire engineers and also refilled as often as may be necessary and to forward to the Landlord when required so to do a certificate to be issued by such fire engineers of the testing of each extinguisher.

      3.8. To permit the Landlord and its agent with or without workmen and others in the daytime and upon reasonable previous written notice to enter upon and view the condition and state of repair of the Demised Premises and thereupon the Landlord may serve upon the Tenant notice in writing specifying any repairs and works necessary to be done and for which the Tenant is liable and require the Tenant within two calendar months or sooner if requisite to execute the same and if the Tenant shall not within four weeks after service of such notice proceed diligently with the execution of such repairs and complete the same within two calendar months from the date of such notice or sooner if requisite then to permit the Landlord to its agents to enter the Demised Premises and execute such repairs and works and the cost thereof shall be a debt due from the Tenant to the Landlord as rent and be forthwith recoverable by action.

      3.9. To permit the Landlord or its agents or workmen and also the tenants and occupiers of any adjoining or neighbouring promises at any time during the said Term at reasonable hours in the daytime upon reasonable notice to enter upon the Demised Premises for the purpose of executing works to or upon such adjoining premises subject to the said tenants and occupiers making good at their own expense any damage caused by them to the Demised Premises.

      3.10. Not to:-

                3.10.1. assign, charge, underlet or part with or share
                        possession or create any third-party interests whatsoever of part only of the Demised Premises.


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                3.10.2. not to assign or underlet the whole of the Demised
                        Premises without the consent in writing of the Landlord such consent not to be unreasonably withheld but so that it is hereby agreed for the purposes of Section 19 (1a) of the Landlord and Tenant Act 1927 that if the Landlord consents to an assignment of the Demised Premises such consent may be given subject to the condition that the Tenant will enter into an authorised Guarantee Agreement within the meaning of the Landlord & Tenant (Covenants) Act 1955 in the form annexed in the Fourth schedule PROVIDED however that should the Tenant desire to assign, demise, underlet or otherwise part with possession as aforesaid he shall also before so doing and before giving possession to the intended assignee or underlessee execute and deliver to the Landlord a deed to be prepared by the solicitor of the Landlord at the cost of the Tenant containing a covenant by the intended assignee or underlessee directly with the Landlord to perform and observe during the term assigned or granted to the assignee or underlessee the covenants (including this present covenant) by the Tenant and conditions contained in this Lease (and in the case of an assignment to pay the rents hereby reserved) in the same manner as if such covenants and conditions were repeated in extenso in such deed with the substitution of the name of the


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                        intended assignee or underlessee for the name of the
                        Tenant and with such other alterations as the deaths of the parties or as other circumstances shall render necessary.

                3.10.3. Provided further that if such intended assignee as aforesaid shall be a limited liability company then upon the Landlord's demand in that behalf at least two (or more if the Landlord so requires) of its directors of satisfactory standing shall join in such deed as sureties for such company in order jointly and severally to covenant with the Landlord as sureties that such company will pay the said rents and perform and observe the said covenants and to indemnify and save harmless the Landlord against all loss, damage, costs and expenses arising by reason of any default by the company and such covenant shall further provide in the usual form that any neglect or forbearance of the Landlord shall not release or exonerate the sureties and shall further provide for the sureties to accept a new Lease of the demised premises upon disclaimer of these presents by the company or on its behalf if so required by the lessor within three months of such disclaimer such new Lease to be for the residue then unexpired of the term hereby granted at the rents payable and subject to the same Tenants' covenants, to the same provisos and conditions as those in force immediately before such disclaimer and to be granted at


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                        the cost of the sureties in exchange for a counterpart
                        duly executed by the sureties.

                3.10.4. On the grant of any permitted underlease to obtain therein and at all times thereafter to enforce performance and observance of covenants on the part of the underlessee as follows:-

                        (i) an absolute covenant not to assign the demise underlet or otherwise part with possession of any part of the sub-demised premises (here meaning a portion only and not the whole thereof) or to share occupation of the whole or any part thereof for all or any part of the sub-term;

                        (ii) a qualified covenant not to assign, demise, underlet or otherwise part with possession of the whole of the sub-demised premises without the licence in writing of the Landlord (the grant of which shall be subject to the same provisos as hereinbefore set forth in this clause)

                        (iii) a covenant that the underlessee will cause to be
                              inserted in every sub-underlease whether immediate or derivative on the part of the relevant sub-underlessee corresponding to the covenants numbered (i) and (ii) above and that the underlessee will at all times hereafter enforce the same.


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                3.10.5. Notwithstanding anything herein contained the Tenant shall not create or permit the creation of any interest derived out of the term hereby granted howsoever remote or inferior upon the payment of a fine or premium or at a rent less than the full market rent (obtainable without taking a fine or premium) of the demised premises and shall not create or permit the creation of any such derivative interest as interest as aforesaid save by instrument in writing containing such absolute prohibition as aforesaid on the part of the underlessee and those that may derive title under such underlessee.

      3.11. To pay all expenses (including Solicitors' costs and Surveyor's fees) incurred by the Landlord incidental to or in contemplation of the preparation and service of a notice of proceedings under Section 146 and 147 of the Law of Property Act 1925 notwithstanding forfeiture is avoided otherwise than by relief granted by the Court or incidental to the preparation and service of a Schedule of Dilapidations at the end of the said Term (howsoever determined).

      3.12. In the event of the Tenant committing any breach of any covenant contained in this Lease whether for the payment of rent or otherwise whatsoever or of the Tenant applying to the Landlord for any consent or licence required by the Tenant then if the Landlord shall properly and reasonably incur any costs, charges and expenses including Solicitor's costs and Surveyor's charges to indemnify the Landlord in respect thereof.

      3.13. Not to use or permit or suffer the Demised Premises to be used for any illegal or immoral purpose or for betting, gaming or wagering or for any offensive trade or


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business and not without the consent in writing of the Landlord (such consent not to be unreasonably withheld) to use or permit or suffer to be used the Demised Premises or any part thereof otherwise than for offices.

            3.14. To conduct the trade or business of the Tenant on the Demised Premises in a proper and orderly manner and in accordance with all statutory requirements applicable thereto and not to reside or sleep or permit or suffer any person to reside or sleep on the Demised Premises.

            3.15. To comply in all respect with any reasonable rules made by the Landlord from time to time in respect of the general management of the Landlord's premises and in particular the foregoing.

            3.16. Not to do or permit or suffor anything in or upon the Demised Premises or any part thereof which may be or become a nuisance, annoyance or cause damage or inconvenience to the Landlord or the tenants of the Landlord or the tenants or occupiers of property in the neighbourhood which may render the Landlord or the Tenant liable to any notice under any Public Health Act for the time being in force or for any purpose or in any way which would constitute a breach of any of the provisions of any private or public health Act or Act of Parliament for the time being in force or any regulations or bye-laws made thereunder or by any competent public or local authority whether affecting the Landlord or any of its present or future property (including the Demised Premises) or which may be in any way calculated to injure any such property or do or suffer any other thing which may render any increased or extra premium payable for the insurance of any present or future buildings of the Landlord adjoining or near to the Demised Premises against loss or damage by fire or which may make void or voidable any policy for insurance or for any insurance of the Demised Premises and if at any time during the


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said Term anything shall be done upon the Demised Premises which shall cause the premium to be charged by any insurance office to exceed the average current rate for the time being in force to give notice thereof to the Landlord and also to pay the extra premium so to be charged as aforesaid for the insurance of such present or future buildings of the Landlord adjoining or near to the Demised Promises as aforesaid.

            3.17. Within seven days after the service upon the Tenant of any notice, proposal or requirements or order made or served under any statute or statutory regulation or any statutory modification or re-enactment thereof and any regulation made thereunder forthwith to supply a true copy thereof to the Landlord and to join with the Landlord (if the Landlord deems it necessary and at the joint expense of the parties) in raising any objections to the same and taking such actions as may be deemed appropriate.

            3.18. Not to affix or exhibit or permit or suffer to be affixed or exhibited to or upon the external walls, windows or other external parts of the Demised Promises any name, flag placard, sign, poster, signboard, nameplate, sunblind (for advertising purposes only) or other advertisement whatsoever without the prior consent in writing of the Landlord to its agents which shall not be unreasonably withheld or delayed.

            3.19. Not to cause or permit any obstruction to the entrance of the Demised Premises or the neighbouring communal part of the Landlord's premises and not to hold or permit to be held any sale by auction on the Demised Premises.

            3.20. In relation to the Town and Country Planning Act 1990 or any existing or future Act or enactment modifying or re-enacting or for similar purposes to such Act and any rules, regulations, order and directions made or given thereunder all of which are hereinafter referred to collectively as "the Planning Acts" (an application for permission, consent or


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approval under such Acts being herein after referred to as a "planning application" and "development" having the meaning assigned thereto in the Town and Country Planning Act 1990 or that meaning as it may be amended or re-enacted from time to time or any meaning from time to time substituted for that meaning):-

                3.20.1. At all times during the subsistence of this tenancy to comply with all requirements of or having validity under the Planning Act and forthwith upon the receipt of any Notice or Order or any proposal for the same from a Planning Authority or Statutory Authority to give full particulars thereof to the Landlord and if required to produce such Notice Order or proposal to the Landlord and at the request and cost of the Landlord to join with the Landlord in making any such objections or representations against or in respect of any Notice Order or proposal that the Landlord shall deem expedient.

                3.20.2. Not to make any planning application for development or carry out or cause to be carried out any development on the Demised Premises.

                3.20.3. To produce to the Landlord or its agent when required in writing to do so all such drawings, documents and other evidence that the provisions of this covenant 3.20 have been complied with as either of them may require.

                3.21.1. To execute all such works relating to the Demised
                        Premises as are or may under or in pursuance of the Offices Shops and


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                        Railway Premises Act 1963, the Shops Act, the Factories
                        Acts or any other such Act or Acts of Parliament already or hereafter to be passed or under any bye-law, regulation or order of any competent authority be directed to be done or required by any County Council or other local or public or Town and Country Planning Authority to be executed at any time during the said Term upon or in respect of the Demised Premises whether by the Landlord or Tenant thereof or at the option of the Landlord to pay a fair proportion (to be conclusively determined in the event of dispute by the Landlord's surveyor) of the cost of executing all such works as aforesaid to any building or part of any building of which the Demised Premises form part.

                3.21.2. At all times hereafter to indemnify the Landlord from and against all actions, proceedings, costs, losses, expenses, claims and demands arising out of any failure by the Tenant to observe or perform any of his obligations under these presents in relation to the Planning Acts and non-compliance with all matters referred to in Sub-Clause 3.20.1 hereof.

            3.22. To permit the Landlord during the six months immediately preceding the determination of the Term hereby granted (however determined) to affix and retain without interference upon any part of the Demised Premises (but not so as to obscure any windows of the Demised Premises) a notice for re-letting the same and during the said six months and at any


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time during the said Term in the event of the Landlord wishing to sell or otherwise deal with their reversion to permit persons with written authority from the Landlord or its agents at reasonable times of the day on reasonable prior written notice to the Tenant to view the Demised Premises.

            3.23. To permit the Landlord or its Surveyors or Agents at any reasonable time or times on reasonable prior written notice during the last six months of the said Term to enter the Demised Premises or any part thereof during reasonable hours in the daytime and to take schedules or inventories of the fixtures and things to be yielded up at the expiration or sooner determination of the said Term.

            3.24. To yield up the Demised Premises with all the Landlord's fixtures and additions thereto and the pipes and water and sanitary apparatus thereof at the determination of the Term hereby granted in the state of decorative repair and condition required by the covenants hereinbefore contained.

            3.25. To indemnity and keep indemnified the Landlord from liability in respect of any injury to or the death of any person, damage to any property moveable or immovable, the infringement, disturbance or destruction of any right, easement or privilege or otherwise by reason directly or indirectly out of the repair state of repair condition or any alteration to or the user hereinbefore permitted of the Demised Premises and from all proceedings, costs, claims and demands of whatsoever nature in respect of any such liability or alleged liability except for the negligence or willful misconduct of the Landlord.

            3.26. To be responsible for and to indemnify the Landlord against all damage occasioned to the Demised Premises or any other part of the Landlord's premises or any adjacent


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or neighbouring premises or to any person caused by any act, default or negligence of the Tenant or the servants, agents, licensees or invitees of the Tenant.

            3.27. If any sum payable by the Tenant to the Landlord under this Under-Lease shall not be paid within twenty-one of the sum becoming due to pay to the Landlord interest thereon at the rate of 4% per annum above The Royal Bank of Scotland plc Base Rate or such other rate replacing the same from time to time calculated on a day-to-day basis from the date of the same becoming due down to the date of payment and the aggregate amount for the time being so payable shall at the option of the Landlord be recoverable by action or an rent in arrear.

            3.28. Whenever any sum is payable by the Tenant on which Value Added Tax or any other tax is payable to pay to the Landlord in addition to such sum the amount of the Value Added Tax or other tax thereon at the rate applicable to that payment.

            3.29. To perform and observe the lessee's covenants in the Lease so far as they are not inconsistent with the terms hereof and they relate to the Demised Premises except only the covenant for payment of the rent reserved thereby and to keep the Landlord indemnified against all claims, damages, costs and expenses in any way relating thereto so far as aforesaid.

      4. THE Landlord HEREBY COVENANTS with the Tenant as follows:-

            4.1. That the Tenant paying the rent hereby reserved and performing and observing the several covenants on its part herein contained shall peaceably hold and enjoy the Demised Premises during the said Term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

            4.2. To use Its reasonable endeavor (but at the cost of the Tenant) to ensure that the Superior Landlord complies with Clause 4(b) and 4(c) of the Head Lease.


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            4.3. To observe in all cases and perform where they do not fall to be performed by the Tenant under the terms of this Sub-Lease the tenant's covenants in the Head Lease and to indemnify the Tenant in respect of all costs, claims, demands and proceedings in respect of any costs incurred in respect of the maintenance, repair and redecoration of the Demised Promises and of the service charge more particularly set out in the covenants contained in clause 2 of the Head Lease.

      5. PROVIDED ALWAYS AND IT IS HEREBY AGREED as follows:-

            5.1. If the rents hereby reserved or any part thereof shall at any time be unpaid for fourteen days after becoming payable (whether formally demanded or not) or if any covenant on the Tenant's part herein contained shall not be performed or observed or if the Tenant (being a Company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or a Receiver shall be appointed or if the Tenant (being a Company) shall without the Landlord's consent change its status from limited to unlimited or vice versa or if the Tenant or (being more than one person) any of them shall make any composition or enter into any arrangement with creditors or permit any execution to be levied on the Demised Premises or if the Tenant (not being a Company) or any of them shall become bankrupt then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action herein contained.

            5.2. In case the Demised Premises or the Landlord's Premises giving access to the Demised Premises or any part thereof shall at any time be destroyed or damaged by fire or other insured risk so as to be unfit for occupation or use or so as to prevent access to the Demised


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Premises then (unless the insurance of the demised premises shall have been forfeited or vitiated by the act or default of the Tenant) the rents hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall for a period from the date of such destruction or damage as aforesaid until the premises shall have been rebuilt and reinstated and made fit for occupation or use or for the rest of the Term from the date of such destruction or damage as aforesaid whichever period shall be the shorter be suspended and cease to be payable.

            5.3. Except where any statutory provision prohibits the Tenant's right to compensation being reduced or excluded by agreement the Tenant shall not be entitled to claim from the Landlord on quitting the Demised Premises or any part thereof any compensation under the Landlord and Tenant Act 1954 or any statute modifying or re-enacting the same.

            5.4. Nothing herein contained or implied shall except as aforesaid impose or be deemed to impose any restriction on the user of any land or building not comprised in this Lease to give the Tenant a right to prevent the release or modification of any covenant agreement or condition entered into by any lessee or tenants of the Landlord in respect of the property not comprised in this Lease or to prevent or restrict in any way the development of any land not comprised in this Lease.

      6. THIS Deed shall incorporate the provisions as to notices contained in
Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Act 1962 and any other amendment or re-enactment thereof for the time being.

      7. THE receipt of rent on the part of the Landlord shall not be and shall not be deemed to be a waiver of any of the covenants provisions or conditions herein contained and on the part of the Tenant to be observed and performed.


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      8. HAVING been authorised to do so by an order of the Oxford County Court made on the __________day of __________ 1997 pursuant to Section 38(4) of the Landlord and Tenant Act 1954 the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant act 1954 shall be excluded in relation to this tenancy.

      9. IN this Lease where the context so admits:-

            9.1. Words importing the neuter gender include the masculine and feminine genders.

            9.2. Words importing the singular number only include the plural number and vice versa and where there are two or more persons included in the expression "the Tenant" covenants expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally.

            9.3. Such of the division walls as divide the demised premises from other premises of the Landlord shall be deemed to be party walls or fences and to belong in equal moieties (considered as divided vertically down the middle throughout the whole length) to the property on either side thereof.

            9.4. The expression "Landlord" shall be deemed to include all or any superior landlords and all rights reservations and permissions in favour of the Landlord shall also be for the benefit of any superior landlord to the intent that any superior landlord shall be entitled to exercise the same in addition to the Landlord.

      10. It is hereby certified that there is no Agreement for Lease to which this Lease gives effect.


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

THE COMMON SEAL of ALLEN-MARTIN           )
CONSERVATION LIMITED was hereunto         )
affixed in the presence of:-              )

                           Director:  /s/ W. M. Checketts

                           Secretary: /s/ L. Checketts

THE COMMON SEAL of ANTHRA                 )
PHARMACEUTICALS INCORPORATED              )
was hereunto affixed in the presence of:- )

                           Director:  /s/ M.C. Walker

                           Secretary: /s/ Joseph Gulfo